Exhibit 99.1

FOR IMMEDIATE RELEASE

FSK ANNOUNCES COMMENCEMENT OF TENDER OFFER

FOR, AND NOTICE OF REDEMPTION OF,

ANY AND ALL 4.250% NOTES DUE 2020

PHILADELPHIA, November 13, 2019 – FS KKR Capital Corp. (NYSE: FSK) today announced that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 2020 Notes. The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase dated November 13, 2019 (the “Offer to Purchase”) and the related notice of guaranteed delivery (collectively, the “Offer Documents”).

The Tender Offer will expire at 5:00 p.m., New York City time, on November 19, 2019, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the 2020 Notes (“Holders”) may withdraw their validly tendered 2020 Notes as described below. Holders are urged to read the Offer Documents carefully before making any decision with respect to the Tender Offer.

Certain information regarding the 2020 Notes and the Notes Consideration is set forth in the table below.

Title of Security	CUSIP / ISIN Nos.	Principal Amount Outstanding	Notes Consideration
4.250% Notes due 2020	302635AB3 / US302635AB34	$405,000,000	$1,001.50

The “Notes Consideration” for each $1,000 principal amount of the 2020 Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be $1,001.50 per $1,000.00 principal amount of 2020 Notes. Holders will also receive accrued and unpaid interest on the 2020 Notes validly tendered and accepted for purchase from the July 15, 2019 interest payment date up to, but not including, the date on which FSK makes payment for such 2020 Notes, which date is anticipated to be November 20, 2019.

Holders who validly tender (and do not validly withdraw) their 2020 Notes at or prior to the Expiration Time or pursuant to the guaranteed delivery procedures described in the Offer Documents will be eligible to receive in cash the Notes Consideration.

Holders who validly tender their 2020 Notes may validly withdraw their tendered 2020 Notes at any time prior to the earlier of (i) the Expiration Time and (ii) if the Tender Offer is extended, the 10th business day after commencement of the Tender Offer. Notes may also be validly withdrawn at any time after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated by that date. The Tender Offer is subject to the satisfaction or waiver of certain conditions, including the successful completion by FSK of an offering (the “Offering”) of new senior notes on terms satisfactory to FSK in its sole discretion, generating net proceeds in an amount that is sufficient to effect the repurchase of the 2020 Notes validly tendered and accepted for purchase pursuant to the Tender Offer and the redemption, in accordance with the terms of the indenture governing the 2020 Notes, of all 2020 Notes remaining outstanding after the Tender Offer, including the payment of any accrued interest and costs and expenses incurred in connection with the foregoing. FSK reserves the right to amend or waive any of the conditions of the Tender Offer, in whole or in part, at any time or from time to time, in its sole discretion.

FSK today also issued a notice of redemption providing for the redemption of the 2020 Notes in full. Any 2020 Notes not purchased in the Tender Offer will be redeemed in connection with the Redemption. The Redemption is not conditioned upon any other circumstance or event. The redemption date for the 2020 Notes will be December 16, 2019 (the “Redemption Date”). The redemption price for the 2020 Notes will be 100% of the aggregate principal amount of the 2020 Notes, plus the accrued and unpaid interest through, but excluding, the Redemption Date.

FSK has engaged J.P. Morgan Securities LLC to act as dealer manager (the “Dealer Manager”) in connection with the Tender Offer and has appointed D.F. King & Co., Inc. (“DF King”) to serve as the tender agent and information agent for the Tender Offer. Copies of the Offer Documents are available via the Tender Offer website at www.dfking.com/fsk or by contacting DF King in New York via email at fsk@dfking.com or via telephone at (212) 269-5550 (banks and brokers) or (866) 796-1290 (all others). Questions regarding the terms of the Tender Offer should be directed to J.P. Morgan Securities LLC at (212) 834-8553 (collect) or (866) 834-4666 (toll-free).

None of FSK, its board of directors, the Dealer Manager, DF King or the trustee for the 2020 Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any 2020 Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their 2020 Notes and, if so, the principal amount of 2020 Notes to tender.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any of the 2020 Notes, or an offer to sell or a solicitation of an offer to purchase the new notes offered pursuant to the Offering, nor is it a solicitation for acceptance of the Tender Offer, nor shall it constitute a notice of redemption under the indenture governing the 2020 Notes. FSK is making the Tender Offer only by, and pursuant to the terms of, the Offer Documents. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. FSK is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $17 billion in assets under management as of June 30, 2019. The BDCs managed by FS/KKR include FSK, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust II.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

Media Contact:

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com